Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Byline Bancorp, Inc. of our report dated April 7, 2017, except for Note 26, as to which the date is June 19, 2017, relating to the consolidated financial statements of Byline Bancorp, Inc. and Subsidiaries, which appears in Byline Bancorp, Inc.’s Registration Statement on Form S-1 (No. 333-218362).

/s/ Moss Adams LLP

Portland, Oregon
July 3, 2017